 EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                                Quarter Ended
                                                                                     --------------------------------------
                                                                                     December 31, 1996    December 31, 1997
                                                                                     ------------------  ------------------
     1.   Net income                                                                 $        2,273,000  $        2,314,000
                                                                                     ==================  ==================

     2.   Weighted average common shares outstanding                                          4,896,238           4,957,272

     3.   Basic earnings per share                                                   $             0.46  $             0.47
                                                                                     ==================  ==================

     4.   Weighted average common shares outstanding                                          4,896,238           4,957,272

     5.   Common stock equivalents due to dilutive effect of stock options                      142,358             204,730
                                                                                     ------------------  ------------------

     6.   Total weighted average common shares and equivalents outstanding for
          diluted earnings per share computation                                              5,038,596           5,162,002
                                                                                     ==================  ==================

     7.   Diluted earnings per share                                                 $             0.45  $             0.45
                                                                                     ==================  ==================




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